                                                                      EXHIBIT 21

                         TRIBUNE COMPANY SUBSIDIARIES
                         ----------------------------
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                                                   Jurisdiction of       Other names under which
                                                   Incorporation         subsidiary does business
                                                   ---------------       ------------------------

PUBLISHING
- ----------
Tribune Publishing Company                         Delaware

Chicago Tribune Company                            Illinois              Chicago Tribune; Exito!
  Chicago Relay Service Association                Illinois
  Chicago Tribune Newspapers, Inc.                 Illinois              Tribune Newspaper Network
  Chicago Tribune Press Service, Inc.              Illinois
  Newspaper Readers Agency, Inc.                   Illinois
  Tribune Direct Marketing, Inc.                   Delaware              AmeriComm/Illinois
  Precision Home Delivery, Inc.                    Delaware

Tribune Media Services, Inc.                       Delaware              TV Log; TV Week

Sun-Sentinel Company                               Delaware              Sun-Sentinel; Gold Coast
                                                                          Labeling
  Gold Coast Publications, Inc.                    Delaware              Gold Coast Shopper; Porch
                                                                         Plus; XS; Exito!; iCE; Vital
                                                                          Signs

  New River Center Maintenance Association,        Florida
     Inc.

Sentinel Communication Company                     Delaware              The Orlando Sentinel; US
                                                                          Express; Magic Magazine;
                                                                          Sentinel Publishing; Sentinel
                                                                          Direct; Tribune Interactive
                                                                          Network Services
  Neocomm, Inc.                                    Delaware              Porch Plus

Peninsula Newspapers, Inc.                         Delaware

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                                                      Jurisdiction of        Other names under which
                                                      Incorporation          subsidiary does business
                                                      ---------------        ------------------------

Peninsula Community Newspapers, Inc.                  Delaware
Times-Advocate Company                                Delaware               Times-Advocate; GO Magazine;
                                                                              The Californian; The
                                                                              Californian Extra
  Twin County Community Newspapers, Inc.              Delaware               The Enterprise; The Extraprize

The Daily Press, Inc.                                 Delaware               Daily Press
  Hampton Roads Newspapers, Inc.                      Virginia

Tribune Properties, Inc.                              Delaware               New River Center Management
                                                                              Co.
Tribune New York Properties, Inc.                     Delaware

Tribune National Marketing Company                    Delaware               Real Estate Information
                                                                              Connection/REIC

Contemporary Books, Inc.                              Illinois
  Congdon & Weed, Inc.                                New York

Wright Group Publishing, Inc.                         Delaware

Compton's Learning Company                            Delaware
Compton's NewMedia, Inc.                              California
Compton's Multimedia Publishing Group, Inc.           Delaware
NewMedia Source, Inc.                                 California

BROADCASTING AND ENTERTAINMENT
- ------------------------------

Tribune Broadcasting Company                          Delaware               Tribune Plus; Tribune Plus
                                                                              Corporate Sales; Tribune
                                                                              Creative Services Group
  Tribune Broadcasting News Network, Inc.             Delaware               Trib Net
  ChicagoLand Television News, Inc.                   Delaware               ChicagoLand Television/CLTV
  ChicagoLand Microwave Licensee, Inc.                Delaware
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                                                    Jurisdiction of        Other names under which
                                                    Incorporation          subsidiary does business
                                                    ---------------        ------------------------
  Tribune Regional Programming, Inc.                Delaware
  Tribune New York Radio, Inc.                      Delaware               WQCD-FM
  Tribune Denver Radio, Inc.                        Delaware               KOSI; KEZW
  WGN Continental Broadcasting Company              Delaware               WGN-TV; WGN Radio; Tribune
                                                                            Radio Networks;
  Tribune Sacramento Radio, Inc.                    Delaware               KYMX; KCTC

  Tribune Entertainment Company                     Delaware
    Magic T Music Publishing Company                Delaware
    Tribune Entertainment Production Company        Delaware
      Chicago River Production Company              Delaware               The Road
      435 Production Company                        Delaware
      Gossip Production Company                     Delaware
      North Michigan Production Company             Delaware
  Fairfax Media, Incorporated                       Virginia
  Tribune Productions, Inc.                         Delaware
  Tribune (FN) Cable Ventures, Inc.                 Delaware
  KWGN Inc.                                         Delaware               KWGN-TV
  WGNO Inc.                                         Delaware               WGNO-TV
  WGNX Inc.                                         Delaware               WGNX-TV
  KTLA Inc.                                         California             KTLA-TV
    GWB Productions                                 Delaware
  WPHL-TV, Inc.                                     Pennsylvania           WPHL
  WPIX Inc.                                         New York               WPIX-TV; Tribune New York
                                                                            Holdings
  WLVI Inc.                                         Delaware
Tribune California Properties, Inc.                 Delaware

Chicago National League Ball Club, Inc.             Delaware               Chicago Cubs
Diana-Quentin, Inc.                                 Illinois
Rockford Professional Baseball Club, Inc.           Florida                Rockford Royals
Rock River Concessions, Inc.                        Florida
Orlando Baseball Club, Inc.                         Delaware               Orlando Cubs
Orlando Baseball Concessions, Inc.                  Delaware
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                                           Jurisdiction of        Other names under which
NEWSPRINT/FOREST PRODUCTS                  Incorporation         subsidiary does business
- -------------------------                  ---------------       ------------------------

QUNO Corporation                           Quebec                Scierie des Outardes
  Marlhill Mines Limited                   Ontario
  Manicouagan Power Company                Quebec
  Baie Comeau Company (1990) Ltd.          Quebec
  Quebec and Ontario Recycling Limited     Ontario
  907153 Ontario Inc.                      Ontario
  907154 Ontario Inc.                      Ontario

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3/17/94